Exhibit 99.1

For Immediate Release

Contact: shareholder relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Third Quarter Operating Results with Assets Reaching $2.2 Billion

Corona, California, October 26, 2006 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), and its subsidiary Vineyard Bank, N.A. (“Vineyard”), today reported earnings for the quarter-ended September 2006 of $4.7 million, or $0.42 per diluted share, compared with net earnings of $5.3 million, or $0.52 per diluted share, for the quarter-ended September 2005. For the nine months ended September 2006, the company reported net earnings of $14.3 million, or $1.37 per diluted share, compared with net earnings of $14.5 million, or $1.44 per diluted share, for the comparable period in 2005.

Third Quarter 2006 Operating Highlights:

•
Total assets were $2.2 billion at quarter-end September 2006, an increase of $439.5 million, or 26% over the year-end December 2005 level, and an increase of $474.2 million, or 28% over the same period in 2005. The merger with Rancho Bank during the third quarter added $259.5 million including goodwill associated with the merger transaction to the period asset growth;

•
Total loans were $1.8 billion at quarter-end September 2006, an increase of $423.0 million, or 31% over the year-end December 2005 level, and an increase of $494.5 million, or 38% over the same period in 2005;

•
For the third quarter 2006, total loan growth was augmented through the acquisition of Rancho Bank by $118.8 million, as well as through organic loan growth of approximately $126.0 million, for a total increase of $244.8 million, net of the reclassification of loans held for sale. Organic loan growth produced an annualized rate of increase of 33%, and with an effective contractual yield consistent with the existing portfolio despite competitive compression pressures;

•
Total deposits were $1.7 billion at quarter-end September 2006, an increase of $436.4 million, or 34% over year-end December 2005, and an increase of $592.9 million or 53% over the same period in 2005. The deposit portfolio was augmented during the quarter through the acquisition of Rancho Bank by $198.2 million, which allowed the company to decrease the acquisition of higher-costing deposits within the quarter;

•
In the third quarter 2006, the company placed on a non-accrual basis loans for acquisition and development construction projects with inter-related parties, in the aggregate amount of $14.4 million, with the largest loan in the amount of $11.7 million. We do not have a specific valuation allowance associated with the non-accrual loans, as all are well secured and we expect to collect all principal and interest on these loans. The reversal of interest income related to these non-accrual loans was $0.4 million in the third quarter;

•
Provisioning for probable loan losses during the third quarter 2006 was $1.2 million, impacted in part by the significant loan growth during the period and the non-accrual loans, an increase of $0.5 million and $0.7 million when compared to the second and first quarters of 2006, respectively;

•
The company completed the acquisition of Rancho Bank, a commercial bank headquartered in San Dimas, California. Related to the acquisition were $0.7 million in transitional expenses recognized during the third quarter 2006. These transitional expenses together with the capital raises during the second quarter 2006 of $49.8 million, to partially finance the acquisition, had the impact of reducing the company’s third quarter diluted earnings per share by approximately $0.05; and

•
The company’s net interest margin for the third quarter 2006 was 4.33% (or 4.42% when adjusting for the non-accrual loan impact), as compared to 4.46% for the second quarter 2006 and 4.37% for the third quarter 2005. These results were achieved despite significant increases and competition for interest-bearing liabilities, which costs have increased by 20 basis points for the three months ended September 30, 2006 compared to the three months ended June 30, 2006, and increased 130 basis points for the three months ending September 30, 2006 compared to the three months ended September 30, 2005.

Norman Morales, president and chief executive officer stated, “The third quarter was challenging for Vineyard, with positive results accomplished in growing the franchise in all of its lending specialties despite a softening marketplace, building out its core relationship and depository channels, completing the Rancho Bank integration and maneuvering through one of the most difficult interest rate environments experienced in the last two decades.

Due to significant lending growth late in the third quarter, which did not fully benefit the company’s operating results, and together with the transitional costs related to the Rancho Bank acquisition and the temporary impact of the problem loan relationships now on non-accrual status, the core earnings of Vineyard were masked through much noise.”

Morales also added, “We anticipate receiving some relief from increases in our funding costs, as much of our deposit portfolio has already re-priced into this inverted yield curve. Our continued growth of a well-balanced loan portfolio, with similar compositions in construction, commercial real estate and business lending through existing and new distribution points should produce consistent net interest income growth, though at a net interest margin more in line with our third quarter levels.

We have maintained our core overhead and infrastructure costs at similar levels for the past four operating quarters, and anticipate the same as we enter 2007, absent the core expenses related to the Rancho Bank acquisition. We are deeply committed to achieving our strategic targets and will manage our infrastructure costs, protect our credit culture, and continue to seek out exceptional relationship bankers to facilitate our organic growth. We have also commenced a process to reallocate existing overhead into new growth channels which will continue into the next quarter.”

Income Statement

For the quarter-ended September 2006, the company recognized an increase in net interest income while maintaining a net interest margin comparable to the same period last year. Net interest income before the provision for loan losses was $21.2 million, an increase of $3.6 million, or 20%, as compared to the same period in 2005. Absent the impact of the non-accruing, problem loan relationships during the third quarter 2006, the net interest income would have increased $4.0 million, or 23%, as compared to the same period in 2005. These results produced a net interest margin of 4.33% for the quarter-ended September 2006, relatively unchanged as compared to 4.37% for the comparable period in 2005. The net interest margin for the third quarter 2006, absent the impact of the non-accruing loan relationships, would have produced a net interest margin of approximately 4.42%. The net interest income and net interest margin for the quarter-ended June 2006 was $20.3 million and 4.46%, respectively.

For the quarter-ended September 2006, the company recognized a significant increase in gross loan interest income as compared to the same period last year. Gross loan interest income was $37.9 million, an increase of $11.2 million or 42%, as compared to the same period in 2005. The effective yield of the loan portfolio in the third quarter 2006 was 8.95%, and approximately 9.05% without the impact of the non-accruing loan relationships. Gross loan interest income for the second quarter 2006 was $35.3 million, producing an effective yield on the loan portfolio of 9.02%.

Total net revenues (net interest income before provision for probable loan losses and other operating income) for the quarter-ended September 2006 was $22.6 million, an increase of $3.2 million, or 16%, as compared to the same period in 2005. Adjusting for the impact of the non-accruing loan relationships, total net revenues would have been $23.0 million, an increase of $3.6 million, or 19%, as compared to the same period in 2005. Total net revenues for the quarter-ended June 2006 were $22.1 million.

The total provision for probable loan losses for the quarter-ended September 2006 was $1.2 million. By comparison, the provision for probable loan losses was $0.7 million in the quarter-ended June 2006 and $0.5 million for the quarter-ended September 2005. Management believes this provision is appropriate given its assessment of many factors that impact estimated loan losses, including market conditions, loan portfolio growth, and changes in classified asset levels (specifically, the large non-accrual relationships discussed above). Net charge-off for the quarter-ended September 2006 were $0.2 million, as compared to $0.1 million for the same period in 2005. Management expects that interest and principal related to the non-accrual loans will ultimately be collected in full.

With the provision for probable loan losses within the third quarter 2006, the allowance for probable loan losses was increased to $18.7 million, or 1.04% of the gross loan portfolio. The company has also established reserves for unfunded loan commitments, principally related to its construction loans, in the amount of $1.4 million, producing total reserves as a percent of gross loans outstanding of 1.12%.

Total operating expenses for the quarter-ended September 2006 were $13.5 million, as compared to $9.8 million for the same period in 2005, and $12.1 million for the second quarter 2006. During the third quarter 2006, the company incurred approximately $0.7 million in transitional expenses related to the Rancho Bank acquisition, principally related to contractual obligations to certain former executives of Rancho Bank continuing as employees of Vineyard, other retention costs, and personnel costs related to Rancho Bank employees who have terminated employment with Vineyard. The company will incur approximately the same amount of Rancho Bank related transitional expenses during the fourth quarter 2006. These amounts will significantly be reduced in early 2007 and terminated by the end of that operating year.

The company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 60% for the quarter-ended September 2006, as compared to 51% for the same period in 2005. Adjusting the efficiency ratio for the impact of the non-accruing loan relationships and the transitional costs related to Rancho Bank, the third quarter efficiency ratio would have been approximately 56%. The efficiency ratio for the second quarter 2006 was 55%. As previously stated, the leveraging of the increased infrastructure put in place at the end of 2005 and early 2006 is expected to position the company to benefit from the increases in earning-asset growth without proportional increases in operating expenses for the remainder of this operating year and into early 2007.

Balance Sheet

At September 30, 2006, gross loans outstanding, net of unearned income and participation loans sold were $1.8 billion, as compared to the December 31, 2005 level of $1.4 billion. Gross loans outstanding, net of unearned income, at September 30, 2005 were $1.3 billion. The largest component of this increase in the first nine months of 2006 is centered in the established commercial real estate and SFR coastal construction product lines, followed by commercial construction financings, business lending and consumer loans.

The company’s specialty lending groups continue to be focused on the origination of construction lending opportunities within the southern California market place. During the quarter-ended September 30, 2006 new construction gross commitments originated totaled $242.1 million, consisting of the company’s three sub-specialty construction lending disciplines; SFR coastal construction with $102.9 million, SFR tract construction with $78.3 million and commercial real-estate construction with $60.9 million. At quarter-end September 30, 2006, the total unfunded amounts for the company’s three sub-specialty construction disciplines were $287.2 million in SFR coastal construction, $164.7 million in SFR tract construction and $99.3 million in commercial real-estate construction.

The company’s efforts continue to be focused on the measured growth of its loan and deposit portfolios in the desired compositions. For the quarter-ended September 2006, net loan growth (absent loans acquired through the Rancho Bank acquisition) was $126.0 million, net of $5.6 million in loan participations, as compared to loan growth of $31.8 million, net of $71.6 million of loan participations, in the second quarter 2006, $146.4 million, net of $3.4 million of loan participations, in the first quarter 2006, and $71.5 million, net of $25.3 million of loan participations, in the fourth quarter 2005.

As the company continued its efforts in the diversification of its loan portfolio, for the three and nine months ended September 2006, it participated with other community banks approximately $5.6 million and $80.6 million in loans, respectively, with the majority of the participations in construction loan balances of approximately $66.9 million for the nine months ended September 2006.

At September 30, 2006, total deposits were $1.7 billion, as compared to the December 31, 2005 level of $1.3 billion. Total deposits at September 30, 2005 were $1.1 billion. Non-interest bearing demand deposits were $254.5 million at quarter-end September 2006, an increase of $99.9 million, or 65%, over year-end December 2005, with the most significant amount coming through the core deposit base acquired in the Rancho Bank transaction. The lower-costing liquidity provided by the Rancho Bank acquisition allowed the company to decelerate its new-deposit acquisition activities of high cost funds. The company also utilized longer-term wholesale funding sources during the quarter which provided lower costing resources than short-term retail deposits.

The cost of funding benefits derived through the acquisition of Rancho Bank have been offset by increasing deposit costs related to the re-pricing of Vineyard’s original interest-sensitive deposit base, the re-pricing of the company’s trust preferred securities, and the re-pricing of Vineyard’s other wholesale borrowings, principally those through the Federal Home Loan Bank.

Capital Resources

At September 30, 2006, total stockholders’ equity of the company totaled $136.6 million, an increase of $36.6 million, or 37%, as compared to December 31, 2005. The company’s net book value of its common stock increased from $9.86 at December 31, 2005 to $12.56 per share at September 30, 2006. The tangible book value decreased during this same period from $9.68 to $8.06 per share due to $45.5 million in intangible assets related primarily to the Rancho Bank acquisition.

Vineyard continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies.  To be considered “well-capitalized” an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  Vineyard’s total risk-based and leverage capital ratios were 12.2% and 12.0% at September 30, 2006, respectively.

The company is a financial holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. Vineyard operates through 16 full-service banking centers and four loan production offices located in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, and Ventura, Calif.  The company’s common stock is traded on the NASDAQ Global Market System under the symbol “VNBC.”

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	September 30, 2006		December 31, 2005		$ Change	% Change

Assets
Loans, net of unearned income	$1,796,064		$1,373,099		$422,965	31%
Less allowance for probable loan losses	(18,740)		(13,762)		(4,978)	36%
Net Loans	1,777,324		1,359,337		417,987	31%

Investment securities	235,373		267,849		(32,476)	-12%
Total Earnings Assets	2,012,697		1,627,186		385,511	24%

Cash and cash equivalents	29,761		28,630		1,131	4%
Premises and equipment, net	21,162		19,192		1,970	10%
Goodwill and other intangibles	45,487		1,670		43,817	2624%
Other assets	44,003		36,960		7,043	19%
Total Assets	$2,153,110		$1,713,638		$439,472	26%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$254,534		$154,664		$99,870	65%
Interest-bearing	1,458,905		1,122,348		336,557	30%
Total Deposits	1,713,439		1,277,012		436,427	34%

Federal Home Loan Bank advances	127,000		214,000		(87,000)	-41%
Other borrowings	35,500		10,000		25,500	255%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		96,913		18,557	19%
Other liabilities	20,117		10,728		9,389	88%
Total Liabilities	2,016,526		1,613,653		402,873	25%

Stockholders' Equity
Common stock equity	137,799		101,869		35,930	35%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,898)		(6,304)		406	-6%
Cumulative other comprehensive loss	(4,982)		(5,245)		263	-5%
Total Stockholders' Equity	136,584		99,985		36,599	37%
Total Liabilities and Stockholders' Equity	$2,153,110		$1,713,638		$439,472	26%

Total non-performing loans/Gross loans	0.80%	(1)	0.07%	(1)

Number of shares of common stock outstanding	10,106,606	(2)	9,159,203	(2)

Net book value of common stock (3)	$12.56		$9.86
Tangible book value of common stock (4)	$8.06		$9.68
Net book value of common stock,
excluding other comprehensive loss (3)	$13.05		$10.43

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at September 30, 2006 and December 31, 2005 excludes 251,227 and 268,487 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity availabe to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	September 30, 2006		September 30, 2005		$ Change	% Change

Assets
Loans, net of unearned income	$1,796,064		$1,301,556		$494,508	38%
Less allowance for probable loan losses	(18,740)		(14,250)		(4,490)	32%
Net Loans	1,777,324		1,287,306		490,018	38%

Investment securities	235,373		288,370		(52,997)	-18%
Total Earnings Assets	2,012,697		1,575,676		437,021	28%

Cash and cash equivalents	29,761		52,877		(23,116)	-44%
Premises and equipment, net	21,162		19,274		1,888	10%
Goodwill and other intangibles	45,487		1,708		43,779	2563%
Other assets	44,003		29,389		14,614	50%
Total Assets	$2,153,110		$1,678,924		$474,186	28%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$254,534		$160,279		$94,255	59%
Interest-bearing	1,458,905		960,310		498,595	52%
Total Deposits	1,713,439		1,120,589		592,850	53%

Federal Home Loan Bank advances	127,000		332,000		(205,000)	-62%
Other borrowings	35,500		10,000		25,500	255%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		96,913		18,557	19%
Other liabilities	20,117		8,303		11,814	142%
Total Liabilities	2,016,526		1,572,805		443,721	28%

Stockholders' Equity
Common stock equity	137,799		106,041		31,758	30%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,898)		(6,439)		541	-8%
Cumulative other comprehensive loss	(4,982)		(3,148)		(1,834)	58%
Total Stockholders' Equity	136,584		106,119		30,465	29%
Total Liabilities and Stockholders' Equity	$2,153,110		$1,678,924		$474,186	28%

Total non-performing loans/Gross loans	0.80%	(1)	0.38%	(1)

Number of shares of common stock outstanding	10,106,606	(2)	9,409,133	(2)

Net book value of common stock (3)	$12.56		$10.25
Tangible book value of common stock (4)	$8.06		$10.07
Net book value of common stock,
excluding other comprehensive loss (3)	$13.05		$10.59

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at September 30, 2006 and September 30, 2005 excludes 251,227 and 274,238 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity availabe to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	September 30, 2006		June 30, 2006		$ Change	% Change

Assets
Loans, net of unearned income	$1,796,064		$1,507,712		$288,352	19%
Less allowance for probable loan losses	(18,740)		(15,693)		(3,047)	19%
Net Loans	1,777,324		1,492,019		285,305	19%

Loans held-for-sale	-		43,601		(43,601)	-100%
Investment securities	235,373		243,316		(7,943)	-3%
Total Earnings Assets	2,012,697		1,778,936		233,761	13%

Cash and cash equivalents	29,761		25,097		4,664	19%
Premises and equipment, net	21,162		19,617		1,545	8%
Goodwill and other intangibles	45,487		1,544		43,943	2846%
Other assets	44,003		38,768		5,235	14%
Total Assets	$2,153,110		$1,863,962		$289,148	16%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$254,534		$177,090		$77,444	44%
Interest-bearing	1,458,905		1,348,466		110,439	8%
Total Deposits	1,713,439		1,525,556		187,883	12%

Federal Home Loan Bank advances	127,000		72,000		55,000	76%
Other borrowings	35,500		-		35,500	100%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		115,470		-	0%
Other liabilities	20,117		17,039		3,078	18%
Total Liabilities	2,016,526		1,735,065		281,461	16%

Stockholders' Equity
Common stock equity	137,799		133,931		3,868	3%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,898)		(6,033)		135	-2%
Cumulative other comprehensive loss	(4,982)		(8,666)		3,684	-43%
Total Stockholders' Equity	136,584		128,897		7,687	6%
Total Liabilities and Stockholders' Equity	$2,153,110		$1,863,962		$289,148	16%

Total non-performing loans/Gross loans	0.80%	(1)	0.13%	(1)

Number of shares of common stock outstanding	10,106,606	(2)	10,332,273	(2)

Net book value of common stock (3)	$12.56		$11.54
Tangible book value of common stock (4)	$8.06		$11.39
Net book value of common stock,
excluding other comprehensive loss (3)	$13.05		$12.38

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at September 30, 2006 and June 30, 2006 excludes 251,227 and 256,966 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity availabe to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$37,916	$26,674	$11,242	42%
Investment securities	3,010	3,132	(122)	-4%
Total Interest Income	40,926	29,806	11,120	37%

Interest Expense
Deposits	16,066	7,363	8,703	118%
Borrowings and debt obligations	3,667	4,807	(1,140)	-24%
Total Interest Expense	19,733	12,170	7,563	62%

Net Interest Income	21,193	17,636	3,557	20%
Provision for probable loan losses	1,175	500	675	135%
Net interest income after provision for probable loan losses	20,018	17,136	2,882	17%

Other Income
Fees and service charges	548	342	206	60%
Gain on sale of SBA loans and SBA broker fee income	659	1,326	(667)	-50%
Gain on sale of other loans	36	-	36	100%
Other income	117	76	41	54%
Total Other Income	1,360	1,744	(384)	-22%

Gross Operating Income	21,378	18,880	2,498	13%

Operating Expenses
Salaries and benefits	7,648	5,380	2,268	42%
Occupancy and equipment	2,411	1,960	451	23%
Other operating expense	3,451	2,467	984	40%
Total Operating Expenses	13,510	9,807	3,703	38%

Earnings before income taxes	7,868	9,073	(1,205)	-13%
Income tax provision	3,214	3,794	(580)	-15%
Net Earnings	$4,654	$5,279	$(625)	-12%

Weighted average shares outstanding used in
diluted EPS calculation	10,437,331	9,822,701

Earnings per common share
Basic	$0.44	$0.54	$(0.10)	-19%
Diluted	$0.42	$0.52	$(0.10)	-19%

Efficiency Ratio (5)	60%	51%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$104,365	$69,093	$35,272	51%
Investment securities	9,102	9,465	(363)	-4%
Total Interest Income	113,467	78,558	34,909	44%

Interest Expense
Deposits	40,136	19,145	20,991	110%
Borrowings and debt obligations	13,041	10,667	2,374	22%
Total Interest Expense	53,177	29,812	23,365	78%

Net Interest Income	60,290	48,746	11,544	24%
Provision for probable loan losses	3,075	1,350	1,725	128%
Net interest income after provision for probable loan losses	57,215	47,396	9,819	21%

Other Income
Fees and service charges	1,267	1,186	81	7%
Gain on sale of SBA loans and SBA broker fee income	2,056	2,753	(697)	-25%
Gain on sale of other loans	422	-	422	100%
Other income	343	243	100	41%
Total Other Income	4,088	4,182	(94)	-2%

Gross Operating Income	61,303	51,578	9,725	19%

Operating Expenses
Salaries and benefits	20,821	14,791	6,030	41%
Occupancy and equipment	6,663	5,137	1,526	30%
Other operating expense	9,521	6,806	2,715	40%
Total Operating Expenses	37,005	26,734	10,271	38%

Earnings before income taxes	24,298	24,844	(546)	-2%
Income tax provision	10,043	10,390	(347)	-3%
Net Earnings	$14,255	$14,454	$(199)	-1%

Weighted average shares outstanding used in
diluted EPS calculation	9,883,420	9,777,543

Earnings per common share
Basic	$1.43	$1.51	$(0.08)	-5%
Diluted	$1.37	$1.44	$(0.07)	-5%

Efficiency Ratio (5)	57%	51%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,681,047	$37,916	8.95%	$1,296,428	$26,674	8.16%
Investment securities (7)	261,245	3,010	4.60%	307,259	3,132	4.08%
Total interest-earning assets	1,942,292	40,926	8.36%	1,603,687	29,806	7.38%
Other assets	110,006			69,649
Less: allowance for probable loan losses	(17,116)			(14,156)
Total average assets	$2,035,182			$1,659,180

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,440,164	16,066	4.43%	$935,351	7,363	3.12%
FHLB advances	70,610	862	4.84%	371,020	3,274	3.50%
Other borrowings	18,077	352	7.63%	109	1	4.21%
Subordinated debt	5,000	112	8.72%	5,000	86	6.76%
Junior subordinated debentures	115,470	2,341	7.93%	88,341	1,446	6.41%
Total interest-bearing liabilities	1,649,321	19,733	4.75%	1,399,821	12,170	3.45%
Demand deposits	229,122			146,136
Other liabilities	23,676			9,540
Total average liabilities	1,902,119			1,555,497
Preferred stock equity	9,665			9,668
Common stock equity, net of
cumulative other comprehensive loss	123,398			94,015
Stockholders' equity	133,063			103,683
Total liabilities and stockholders' equity	$2,035,182			$1,659,180

Net interest spread (9)			3.61%			3.93%
Net interest margin (10)		$21,193	4.33%		$17,636	4.37%

Return on Average Assets			0.91%			1.26%
Return on Average Tangible Assets (11)			0.92%			1.26%
Return on Average Common Equity			14.96%			22.28%
Return on Average Tangible Common Equity (12)			20.18%			22.72%
Net Charge-off's/Average Gross Loans			0.01%			0.00%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income applicable to common stock for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2006			June 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,681,047	$37,916	8.95%	$1,568,103	$35,274	9.02%
Investment securities (7)	261,245	3,010	4.60%	263,542	3,020	4.59%
Total interest-earning assets	1,942,292	40,926	8.36%	1,831,645	38,294	8.38%
Other assets	110,006			67,639
Less: allowance for probable loan losses	(17,116)			(15,355)
Total average assets	$2,035,182			$1,883,929

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,440,164	16,066	4.43%	$1,282,462	13,554	4.24%
FHLB advances	70,610	862	4.84%	180,496	2,173	4.87%
Other borrowings	18,077	352	7.63%	3,901	66	6.70%
Subordinated debt	5,000	112	8.72%	5,000	104	8.26%
Junior subordinated debentures	115,470	2,341	7.93%	106,293	2,051	7.64%
Total interest-bearing liabilities	1,649,321	19,733	4.75%	1,578,152	17,948	4.55%
Demand deposits	229,122			170,363
Other liabilities	23,676			17,948
Total average liabilities	1,902,119			1,766,463
Preferred stock equity	9,665			9,665
Common stock equity, net of
cumulative other comprehensive loss	123,398			107,801
Stockholders' equity	133,063			117,466
Total liabilities and stockholders' equity	$2,035,182			$1,883,929

Net interest spread (9)			3.61%			3.83%
Net interest margin (10)		$21,193	4.33%		$20,346	4.46%

Return on Average Assets			0.91%			1.16%
Return on Average Tangible Assets (11)			0.92%			1.16%
Return on Average Common Equity			14.96%			20.24%
Return on Average Tangible Common Equity (12)			20.18%			20.54%
Net Charge-off's/Average Gross Loans			0.01%			0.00%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income applicable to common stock for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,563,994	$104,365	8.92%	$1,165,736	$69,093	7.92%
Investment securities (7)	265,069	9,102	4.58%	302,417	9,465	4.17%
Total interest-earning assets	1,829,063	113,467	8.29%	1,468,153	78,558	7.15%
Other assets	84,411			64,101
Less: allowance for probable loan losses	(15,557)			(13,523)
Total average assets	$1,897,917			$1,518,731

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,281,294	40,136	4.19%	$902,704	19,145	2.84%
FHLB advances	172,087	6,006	4.67%	292,908	6,758	3.08%
Other borrowings	10,704	588	7.24%	40	1	4.10%
Subordinated debt	5,000	313	8.27%	5,000	240	6.34%
Junior subordinated debentures	106,293	6,134	7.61%	79,768	3,668	6.06%
Total interest-bearing liabilities	1,575,378	53,177	4.50%	1,280,420	29,812	3.11%
Demand deposits	187,387			134,832
Other liabilities	18,774			8,857
Total average liabilities	1,781,539			1,424,109
Preferred stock equity	9,665			5,916
Common stock equity, net of
cumulative other comprehensive loss	106,713			88,706
Stockholders' equity	116,378			94,622
Total liabilities and stockholders' equity	$1,897,917			$1,518,731

Net interest spread (9)			3.79%			4.04%
Net interest margin (10)		$60,290	4.41%		$48,746	4.44%

Return on Average Assets			1.00%			1.27%
Return on Average Tangible Assets (11)			1.01%			1.27%
Return on Average Common Equity			17.86%			21.79%
Return on Average Tangible Common Equity (12)			20.08%			22.27%
Net Charge-off's/Average Gross Loans			0.01%			0.00%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income applicable to common stock for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
Earning Asset and Funding Liability Composition
(unaudited)
(dollars in thousands)

	September 30, 2006(13)	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Earning Assets
Loans
Commercial and industrial	$111,850	$71,774	$65,690	$54,757	$42,660
Real estate construction:
Single-family coastal	507,390	438,788	456,832	392,183	341,693
Single-family tract	132,966	125,806	146,869	129,706	143,569
Commercial	90,513	79,389	56,047	61,392	54,117
Real estate mortgage:
Commercial	500,994	392,209	371,085	321,821	299,204
Multi-family residential	241,113	195,406	246,501	246,597	260,451
Land	104,082	107,666	95,936	91,035	86,662
All other residential	58,712	63,237	60,782	64,426	66,038
Consumer loans	51,785	36,136	23,690	15,205	11,500
All other loans (including overdrafts)	139	167	366	207	96
	1,799,544	1,510,578	1,523,798	1,377,329	1,305,990
Unearned premium on acquired loans	1,239	1,073	743	484	386
Deferred loan fees	(4,719)	(3,939)	(5,028)	(4,714)	(4,820)
Loans, net of unearned income	1,796,064	1,507,712	1,519,513	1,373,099	1,301,556

Loans held-for-sale	-	43,601	-	-	-
Investment securities	235,373	243,316	254,139	267,849	288,370
Total Earning Assets, excluding Allowance
for Probable Loan Losses	$2,031,437	$1,794,629	$1,773,652	$1,640,948	$1,589,926

Funding Liabilities
Deposits
Non-interest bearing	$254,534	$177,090	$173,975	$154,664	$160,279
Interest bearing	1,458,905	1,348,466	1,207,110	1,122,348	960,310
Total Deposits	1,713,439	1,525,556	1,381,085	1,277,012	1,120,589

FHLB advances	127,000	72,000	249,000	214,000	332,000
Other borrowings	35,500	-	10,000	10,000	10,000
Subordinated debt	5,000	5,000	5,000	5,000	5,000
Junior subordinated debentures	115,470	115,470	96,913	96,913	96,913
Total Funding Liabilities	$1,996,409	$1,718,026	$1,741,998	$1,602,925	$1,564,502

(13) Balances as of September 30, 2006 include $118.8 million of gross loans acquired and $198.2 million of deposits assumed in the merger with Rancho Bank on July 31, 2006.